Exhibit 10.11

AMENDMENT NUMBER TWELVE

to the

MASTER REPURCHASE AGREEMENT

Dated as of November 20, 2012,

among

PENNYMAC CORP.

PENNYMAC OPERATING PARTNERSHIP, L.P.,

MORGAN STANLEY BANK. N.A.

and

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

This AMENDMENT NUMBER TWELVE (this “Amendment Number Twelve”) is made this 24th day of August, 2018, among PENNYMAC CORP., a Delaware corporation, as seller, PennyMac Operating Partnership, L.P., a Delaware limited partnership (“POP” and together with PennyMac Corp., a “Seller” and jointly and severally, the “Sellers”), MORGAN STANLEY BANK, N.A., a national banking association, as buyer (“Buyer”), and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as agent for Buyer (“Agent”), to the Master Repurchase Agreement, dated as of November 20, 2012, between Sellers and Buyer, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Sellers, Buyer and Agent have agreed to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the date hereof, each Seller represents to Buyer and Agent that such Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1.Amendments.  Effective as of August 24, 2018 (the “Amendment Effective Date”),

(a)Section 1.01 of the Agreement is hereby amended by adding the following new defined term “LPMI Policy” immediately following the definition of “Loan Loss Reserves”:

““LPMI Policy” shall mean a policy of mortgage guaranty insurance issued by a Qualified Insurer or an Agency in which the Seller is responsible for the premiums associated with such mortgage insurance policy.”

(b)the defined term “Termination Date” in Section 1.01 of the Agreement is hereby amended and restated in its entirety as follows:

““Termination Date” shall mean August 23, 2019 or such earlier date on which this Repurchase Agreement shall terminate in accordance with the provisions hereof or by operation of law.”

(c)Section 5.02 of the Agreement is hereby amended by adding the following sub-section (o) immediately following sub-section (n) thereof:

“(o)  Maintenance of Profitability.     Buyer shall have received evidence in form and substance satisfactory to Buyer showing compliance by Guarantor with Section 7.16 hereof.”

(d)Section 8 of the Agreement is hereby amended by deleting sub-section (d) in its entirety and replacing it with the following:

“(d)the Seller, the Servicer or the Guarantor, as applicable, shall fail to comply with the requirements of Section 7.03(a), Section 7.04, Section 7.05, Section 7.06, any of Sections 7.10 through 7.15, Section 7.18, any of Sections 7.20 through 7.23, Section 7.25 (other than the first sentence of such Section 7.25), Section 7.30, Section 7.32, Section 7.33, Section 7.35 or Section 7.37 hereof; or the Seller shall otherwise fail to comply with the requirements of Section 7.29 or Section 7.36 hereof and such default shall continue unremedied for a period of one (1) Business Day; or the Seller shall otherwise fail to comply with the requirements of Section 7.09, Section 7.26 or Section 7.31 hereof and such default shall continue unremedied for a period of three (3) Business Days; or the Seller shall otherwise fail to comply with the requirements of Section 7.17, Section 7.19, Section 7.24, the first sentence of Section 7.25, Section 7.27, or Section 7.34 hereof and such default shall continue unremedied for a period of five (5) Business Days; or the Seller, the Servicer or the Guarantor, as applicable, shall fail to comply with the requirements of Section 7.01, Section 7.02, Section 7.03(b), (c), (d), (e), and (f), or Section 7.07 and such default or failure shall continue unremedied for a period of seven (7) Business Days; or the Seller, the Servicer or the Guarantor, as applicable, shall fail to observe or perform any other covenant or agreement contained in this Repurchase Agreement or any other Repurchase Document (excluding Section 7.16 hereof) and such default or failure to observe or perform shall continue unremedied for a period of seven (7) Business Days; or”

(e)Part I of Schedule 1 to the Agreement is hereby amended by deleting sub-section (d) thereof in its entirety and replacing it with the following:

“(d)Original Terms Unmodified.  The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of the Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule.  The substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, and the title insurer, to the extent required, and, with respect to the FHA, RHS and VA Loans, has been approved by the FHA, to the extent required by the FHA Insurance Contract, the RHS to the extent required of the Rural Housing Service Guaranty or the VA, to the extent of the VA Guaranty Agreement, and its terms are reflected on the Mortgage Loan Schedule.  No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, and the title insurer, to the extent required by such policy and with respect to any FHA Loan, the FHA to the extent required by the FHA Insurance Contract or FHA Regulations, or with respect to any VA Loan, the VA to the extent of the VA Guaranty Agreement, or with respect to any RHS Loan, the RHS to the extent of the Rural Housing Service Guaranty, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule.”

(f)Part I of Schedule 1 to the Agreement is hereby amended by deleting the last sentence of sub-section (o) thereof in its entirety and replacing it with the following:

“If a Mortgage Loan is identified on the Mortgage Loan Schedule as subject to an LPMI Policy, such policy insures that portion of the Mortgage Loan set forth in the LPMI Policy.  All provisions of any such LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such LPMI Policy obligates the Seller to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan does not include the insurance premium for any LPMI Policy.”

Section 2.Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 3.Effectiveness.  This Amendment Number Twelve shall become effective as of the date that the Agent shall have received:

(a) counterparts hereof duly executed by each of the parties hereto, and

(b) counterparts of that certain Amendment Number Thirteen to the Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto.

Section 4.Fees and Expenses.  Sellers agree to pay to Buyer and Agent all reasonable out of pocket costs and expenses incurred by Buyer or Agent in connection with this Amendment Number Twelve (including all reasonable fees and out of pocket costs and expenses of Buyer’s or Agent’s legal counsel) in accordance with Section 13.04 and 13.06 of the Agreement.

Section 5.Representations.  Each Seller hereby represents to Buyer and Agent that as of the date hereof and taking into account the terms of this Amendment Number Twelve, such Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

Section 6.Binding Effect; Governing Law.  This Amendment Number Twelve shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER TWELVE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

Section 7.Counterparts.  This Amendment Number Twelve may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 8.Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Twelve need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Sellers, Buyer and Agent have caused this Amendment Number Twelve to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC CORP.
(Seller)

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

PENNYMAC OPERATING PARTNERSHIP, L.P. (Seller)

By:	PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

Address for Notices:

3043 Townsgate Road
Westlake Village, California 91361
Attention: Pamela Marsh/Richard Hetzel
Phone Number: (805) 330-6059/(805) 254-6088
E-mail: pamela.marsh@pnmac.com;
Richard.hetzel@pnmac.com

MORGAN STANLEY BANK, N.A.
(Buyer)

By:	/s/ Todor Glogov
Name:	Todor Glogov
Title:	Authorized Signatory

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC
(Agent)

By:	/s/ Christopher Schmidt
Name:	Christopher Schmidt
Title:	Vice President